UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

February 7, 2007

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 7, 2007, the Board of Directors of Avicena Group, Inc. (the “Company” or “Registrant”) elected Dr. Uri Sagman as a director to fill a vacancy on the Board. It is not currently expected that Dr. Sagman will be named to any of the Board’s committees. There is no arrangement or understanding between Dr. Sagman and any other persons pursuant to which Dr. Sagman was selected as a director, and there is no plan, contract or arrangement (whether or not written) to which Dr. Sagman is a party or in which he participates that was entered into in connection with his election. Furthermore, neither Dr. Sagman nor any of his immediate family members has been a participant in any transaction with the Company where he or any of his immediate family members had any direct or indirect material interest, and no such transactions are currently proposed.

Item 8.01	Other Events.

The Company’s press release announcing the election of Dr. Sagman to the Company’s Board of Directors is attached hereto and incorporated herein by reference as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

      The following exhibit is filed herewith:

99.1	Press Release dated February 13, 2007, announcing the election of Dr. Uri Sagman to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: February 13, 2007	By:	/s/ Belinda Tsao Nivaggioli
Belinda Tsao Nivaggioli
Chief Executive Officer/Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2007, announcing the election of Dr. Uri Sagman to the Company’s Board of Directors